UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2013

____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 19, 2013, the Company entered into a Stock Option Cancellation Agreement (the “Agreement”) with its Chief Executive Officer, Marc P. Lefar. The Agreement was approved by the Company's Board of Directors and its Compensation and Audit Committees.
Pursuant to the Agreement, Mr. Lefar, our Chief Executive Officer since 2008, has cancelled his existing pre-arranged stock trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 on August 22, 2012. Mr. Lefar also agreed to a one-year lock-up arrangement, under which, except under specified circumstances, he will not sell, pledge, or hedge any shares of Common Stock without the Company's prior written consent.
As previously announced, the Company's Board of Directors recently authorized the Company to repurchase up to $100,000,000 of its outstanding common stock. The consummation of the Agreement helps to facilitate the Company's goal of reducing the number of shares outstanding, and also minimizes the potential market impact of ongoing option exercises and sales. The amount paid under the Agreement does not reduce the amount available for repurchases under the Company's share repurchase program.
Under the Agreement, the Company cancelled vested options to purchase 4,500,000 shares of common stock, which had been previously awarded to Mr. Lefar under the Company's 2006 Incentive Plan, in exchange for a cash payment. The payment represents an amount equal to (i) the aggregate difference between the closing price of the common stock on the New York Stock Exchange on February 19, 2013 and the exercise price per share of each of the options, minus (ii) an amount equal to (X) $0.04 per share multiplied by (Y) that number of whole shares of common stock covered by the options in excess of that number of shares of common stock required to cover the aggregate exercise price of the options, and results in proceeds to Mr. Lefar of $5,462,805.36. The payment to Mr. Lefar reflects a discount, in favor of the Company, on the closing price of the common stock on the New York Stock Exchange on February 19, 2013.
Subsequent to the cancellation of the options, Mr. Lefar continues to hold vested and unvested options and restricted stock units representing approximately eight million shares and remains in compliance with the stock ownership guidelines established by the Company's Board of Directors.
A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Stock Option Cancellation Agreement, dated February 19, 2013, between Vonage Holdings Corp. and Marc P. Lefar.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: February 21, 2013	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Stock Option Cancellation Agreement, dated February 19, 2013, between Vonage Holdings Corp. and Marc P. Lefar.

4